Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lyra Therapeutics, Inc.

Watertown, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-237973) and Form S-3 (333-256020) of Lyra Therapeutics, Inc. of our report dated March 9, 2022 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Boston, Massachusetts

March 9, 2022